UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: March 13, 2007
(Date of earliest event reported)

THE KROGER CO. (Exact name of registrant as specified in its charter)

An Ohio Corporation (State or other jurisdiction of incorporation)	No. 1-303 (Commission File Number)	31-0345740 (IRS Employer Number)

1014 Vine Street Cincinnati, OH 45201 (Address of principal executive offices)

Registrant’s telephone number: (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This Form 8-K/A is being filed solely to correct from $50 million to $25 million the amount of the reduction from 2006 of Company-sponsored retirement plan contributions as shown below in Item 7.01.

Section 7---Regulation FD

Item 7.01	Regulation FD Disclosure.

2007 Guidance:

	Net earnings per diluted share -	$1.60-$1.65

	Operating margin -	Slightly improving

Identical supermarket sales growth
	(excluding fuel sales) -	3-5%

	Capital expenditures -	$1.9 - $2.1 billion, excluding acquisitions

	Supermarket square footage growth -	2.0% before acquisitions and operational closings, with an emphasis on large, fast-growing markets

	Expected tax rate -	38% excluding any effect from the implementation of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes

Company-sponsored retirement plan
	contributions -	$125 million, a reduction of $25 million from fiscal 2006

Labor:

We have negotiations this year covering store associates in Southern California, Cincinnati, Detroit, Houston, Memphis, Toledo, Seattle and West Virginia. Negotiations this year will be challenging as we must have competitive cost structures in each market while meeting our associates’ needs for good wages and affordable health care.

Our ability to achieve sales and earnings per share goals may be affected by: labor disputes, particularly as the Company seeks to manage health care and pension costs; industry consolidation; pricing and promotional activities of existing and new competitors, including non-traditional competitors; our response to these actions; the state of the economy, including interest rates and the inflationary and deflationary trends in certain commodities; weather conditions; stock repurchases; the success of our future growth plans; goodwill impairment; and our ability to generate sales at desirable margins, as well as the success of our programs designed to increase our identical sales without fuel. In addition any delays in opening new stores, or changes in the economic climate could cause us to fall short of our sales and earnings targets. Our capital expenditures could vary from our expectations if we are unsuccessful in acquiring suitable sites for new stores; development costs exceed those budgeted; or our logistics and technology or store projects are not completed on budget or in the time frame expected. Our ability to increase identical supermarket sales could be adversely affected by increased competition and sales shifts to other stores that we operate, as well as increases in sales of our corporate brand products. Square footage growth during the year is dependent upon our ability to acquire desirable sites for construction of new facilities, as well as the timing of completion of projects. Any change in tax laws, the regulations related thereto, the applicable accounting rules or standards, or the interpretation thereof by federal, state or local authorities could affect our expected tax rate. The amount of our contribution to Company-sponsored retirement plans will depend primarily on the success of our strategic plan and the extent to which we are able to generate free cash flow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

April 2, 2007	By:	/s/ Paul Heldman

Paul Heldman
Executive Vice President,
Secretary and General Counsel